                                                                  EXHIBIT 10.101

                               LICENSE AGREEMENT

        This License Agreement is entered into this 26th day of March, 1999, by and between Manufacturing and Research, Inc., hereinafter referred to as "MRI" and American BioMed Inc., hereinafter referred to as "ABMI". MRI is a corporation organized under the laws of the State or Arizona, with its principal place of business at 2045 North Forbes Boulevard, Tucson, Pima County, Arizona. ABMI is a corporation organized under the laws of the State of Delaware, with its principal place of business at 10077 Grogans Mill Road, Suite 100, The Woodlands, Montgomery County, Texas. The term MRI shall include Manufacturing and Research, Inc., as well as, any subsidiary of MRI established to accomplish the terms of this Agreement.


                                   Recitals

A. ABMI is the owner of the entire right, title and interest in the following Cathlab and balloon cardiovascular inventions letters patent of the United States with the indicated patent numbers, issuance dates, and expiration dates:

   1.1 Embolectomy Catheters
   1.2 Bi-Lumen Irrigation Catheters
   1.3 Occlusion Catheters
   1.4 Biliary Catheters
   1.5 Termodilution Catheters
   1.6 Angiographic/Angioscopic Catheters
   1.7 Ahn Thrombectomy Catheters


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

-----------------------------------------------------------------------------------------------------------------
Invention Title                         Patent No.         Date Patent         Expiration         FDA 510K
                                                           Issued              Date of            Registration
                                                                               Patent
-----------------------------------------------------------------------------------------------------------------
Embolectomy Catheters                       *                                                     K881455
                                                                                                  K905139
-----------------------------------------------------------------------------------------------------------------
Bi-Lumen Irrigation Catheters               *                                                     K893680
                                                                                                  K897184
-----------------------------------------------------------------------------------------------------------------
Occlusion Catheters                         *                                                     K910916
-----------------------------------------------------------------------------------------------------------------
Biliary Catheters                           *                                                     K910917
-----------------------------------------------------------------------------------------------------------------
Thermodilution Catheters                    *                                                     K893435
-----------------------------------------------------------------------------------------------------------------
Angiographic/Angioscopic
Catheters                               5,464,394            11/07/95            11/07/12         K897051
-----------------------------------------------------------------------------------------------------------------
Ahn Thrombectomy Catheters              Application                                               K972572
                                        Pending
-----------------------------------------------------------------------------------------------------------------

*All of the catheters listed above are variations of the following patents:


---------------------------------------------------------------------------------------------------------
    Product                                     Patent No.           Date Patent        Expiration
                                                                     Issued             Date of Patent
---------------------------------------------------------------------------------------------------------
Method for Parting Rubber and Products          4,670,313            06/02/87            06/02/04
Formed Thereby, and a Method of Making
a Blood Vessel
---------------------------------------------------------------------------------------------------------
Method for Parting Rubber and Products          4,690,844            09/01/87            09/01/04
Formed Thereby, and a Method of Making
a Blood Vessel
---------------------------------------------------------------------------------------------------


B. MRI desires to secure exclusive licenses to, and ABMI is willing to grant exclusive licenses under the above-stated patents to manufacture, use, and sell the Cathlab and balloon cardiovascular inventions.

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C. ABMI is currently leasing the capital equipment identified in Exhibit "A"
   from Aberlyn Capital Management Limited Partnership. Under the terms of such lease agreement, ABMI has the authority to sublease the identified capital equipment.

D. ABMI desires to transfer to MRI the capital equipment utilized in its Cathlab manufacturing business and MRI is willing to provide maintenance and utilize from ABMI such capital equipment as is, per the attached Exhibit "A".

E. ABMI desires to transfer to MRI and MRI is willing to accept from ABMI the finished inventory and the raw materials currently held in inventory by ABMI at ABMI's Cathlab manufacturing facility. See Exhibits "F" and "G".


                                   COVENANTS

        In consideration of the mutual covenants and obligations hereinafter set forth, and the mutual benefits to be derived hereunder, the Parties agree as follows:

                                  Section One
                                  Definitions

1.1 ABMI customer base. ABMI customer base shall include all ABMI customers existing at the time this Agreement is executed and all ABMI customers existing at such time who are interested in purchasing the balloon cardiovascular devices. ABMI's customer base may also include customers for which there is no prior or existing customer relationship with ABMI, so long as an existing customer relationship does not exist with MRI or a subsidiary of MRI.

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1.2  Clamshell packaging. ABMI's designed polypropylene packaging for Cathlab products which is manufactured using ABMI's proprietary molds.

1.3 Licensed inventions. Licensed inventions shall be the term used to identify as a group the following inventions: Embolectomy Catheters, Bi-Lumen Irrigation Catheters, Occlusion Catheters, Biliary Catheters, Thermodilution Catheters, Angiographic/Angioscopic Catheters, Ahn Thrombectomy Catheters, as identified in Section A 1.1 through 1.7.

1.4 Licensed patents. Licensed patents shall mean all patents issued to ABMI regarding or relating to the Cathlab and any and all balloon cardiovascular devices.

1.5 Licensed products. Licensed products shall mean all products manufactured by MRI using the licensed patents owned by ABMI and the processes developed by ABMI in conjunction with the licensed patents, including, but not limited to the licensed inventions and any newly designed non-Cathlab products designed by MRI using ABMI's patented balloon cardiovascular technology on an application by application basis.

1.6 Net receipts. The term net receipts shall mean MRI's gross receipts less refunds for returned goods, and the cost of transportation and insurance.

1.7  OEM. OEM means original equipment manufacturer.

1.8 Sales. The term sales as used herein shall mean the sales of the licensed products that are made in the territorial limits of the United States, its territories, and Mexico, and export sales originating in the United States and Mexico, or any other facility controlled by MRI.

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                                  Section Two
                               Grant of License

        ABMI grants to MRI an exclusive license to use the licensed patents and to manufacture and sell the licensed inventions. ABMI shall grant to MRI an exclusive right to utilize the processes involved in manufacturing the licensed inventions. MRI shall assume ABMI's FDA 510K approvals on the licensed inventions and the respective processes. The exclusive license conveyed in this Agreement shall be exercisable throughout the United States, its territories and possessions, and in all foreign countries.


                                 Section Three
                                 Licensing Fee

        MRI shall pay ABMI a one-time license fee in the amount of TWENTY-FIVE THOUSAND AND NO/100 ($25,000.00) DOLLARS for the exclusive right to manufacture, use and sell the licensed inventions. Payment of the licensing fee will be divided into six (6) equal monthly installments of FOUR THOUSAND ONE HUNDRED SIXTY-SIX AND 66/100 ($4,166.66) DOLLARS and commence six (6) months after the close of this Agreement. Furthermore, MRI will pay ABMI a one-time license fee in the amount of FIVE HUNDRED AND NO/100 ($500.00) DOLLARS for each newly designed non-Cathlab product designed by MRI using ABMI's patented balloon technology processes.


                                 Section Four
                                    Royalty

        During the term of this Agreement, MRI shall pay to ABMI a royalty interest on the net receipts received from all sales by MRI of licensed inventions, as follows:

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-----------------------------------------------------------------------
Annual Net Receipts                             Royalty Percentage
-----------------------------------------------------------------------
0 - $1,000,000                                  5.0%
-----------------------------------------------------------------------
$1,000,000 - $2,000,000                         4.0%
-----------------------------------------------------------------------
$2,000,000 +                                    2.5%
-----------------------------------------------------------------------

        On all newly designed non-Cathlab products designed and manufactured by MRI using ABMI's patented balloon cardiovascular technology which are sold during the term of this Agreement, MRI shall pay to ABMI a royalty interest on the net receipts received from such sales by MRI as follows:

-----------------------------------------------------------------------
Annual Net Receipts                             Royalty Percentage
-----------------------------------------------------------------------
0 - $2,000,000                                  2.5%
-----------------------------------------------------------------------
$2,000,000 +                                    1.5%
-----------------------------------------------------------------------

                                 Section Five
                                    Payment

        Royalty payments hereunder shall be due and payable thirty (30) days after the end of each calendar quarter during which this Agreement is in effect, commencing October 30, 1999.

                                  Section Six
                                   Reporting

        MRI shall submit written reports to ABMI quarterly commencing July 1, 1999. Each such report shall include a statement of the number, description, and net receipts of licensed products sold or otherwise disposed of during the preceding three calendar months and on which royalty is payable.

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as provided in Section Four. The first such report shall include all licensed products sold or otherwise disposed of from the date of this Agreement.

                                 Section Seven
                            ABMI Right to Purchase

        Subject to the terms of Section Eighteen, ABMI shall have a right to purchase from MRI at the price as set forth in Exhibit "E" all licensed inventions subject to this Agreement for a period of ten years, or until this Agreement expires. In addition, ABMI shall have a right to purchase from MRI and resell under its own label, MRI's OEM produced products including all Silicone Foley Catheters, the Silicone Gastronomy Tubes and the Silicone Temperature Sensing Catheters.

                                 Section Eight
                       ABMI Right to Sell and Distribute

        ABMI shall have the authorization and consent from MRI to sell and distribute all licensed inventions subject to this Agreement to ABMI's customer base, as are identified in Exhibit "C". ABMI shall be responsible for taking all orders and for all order correspondence with its customer base. Upon receipt of a customer order, ABMI shall contact MRI either by e-mail or facsimile and provide all pertinent information including units ordered by part number and shipment method. Upon completion of the shipment by MRI to ABMI's customer, MRI will notify ABMI either by e-mail or facsimile of the items shipped and the transportation charges incurred for such order.

                                 Section Nine
                                Purchase Price

        ABMI shall purchase the licensed inventions from MRI at the prices set forth in Exhibit "E".

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The purchase prices are based on ABMI's current manufacturing cost. The prices are fixed for the 1999 calendar year. In the calendar year 2000 and thereafter, the Parties shall review the prices and adjustments may be made to such prices upon mutual agreement of both Parties. A reduction in the manufacturing costs of the licensed inventions may be considered in making adjustments to such prices.

                                  Section Ten
                         Inventory of Cathlab Products

        ABMI shall be responsible for maintaining an inventory of Cathlab finished goods in MRI's warehouse to meet ABMI's customers needs. MRI shall fill ABMI's orders for finished goods within six (6) weeks from the confirmation of placement of such order by ABMI. The payment terms for the finished inventory will be net twenty (20) days from the date of shipment from MRI to ABMI's contract sterilizer.

                                Section Eleven
                               Shipping Charges

        MRI will bill ABMI directly for shipping charges incurred by MRI in shipping orders to ABMI's customers, including bonding and insurance, if any. MRI will directly bill the shipping charges according to ABMI's customer account numbers, and utilize ABMI's billing accounts with freight vendors.

                                Section Twelve
                               Handling Charges

        MRI will assess ABMI a handling charge in the amount of two (2%) percent of the purchase

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price to perform the following services: (1) receive ABMI's Cathlab products from its sterilizer; and (2) identifying the Cathlab products ordered by ABMI customers from ABMI's inventory of finished goods in MRI's warehouse and packaging such products for shipment.

                               Section Thirteen
                         Transfer of Capital Equipment

        The capital equipment used by ABMI in the manufacturing of the licensed inventions, which are identified in Exhibit "A", shall be relocated to MRI's Tucson manufacturing facility. In addition, ABMI shall transfer and relocate all finished inventory and all raw materials included in inventory, which are specifically identified in Exhibits "F" and "G" respectively, to MRI's Tucson manufacturing facility. ABMI and MRI shall mutually agree upon the capital equipment to be relocated to MRI's Tucson manufacturing facility. ABMI shall be responsible for and pay for loading the capital equipment, finished inventory, and raw materials included in ABMI's inventory, to MRI's Tucson manufacturing facility. MRI shall be responsible for the shipping and delivery of the capital equipment, finished inventory, and raw materials. MRI shall be responsible for the setup and ongoing maintenance of ABMI's manufacturing equipment.

                               Section Fourteen
                                     Name

        All licensed products that are subject to this Agreement and are manufactured by MRI shall be distributed under the company name of MRI, Cathlab, or MRI's OEM Customers.

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                                Section Fifteen
                     Option to Purchase Licensed Invention

        If, during the term of this Agreement, ABMI desires to sell the licensed inventions, or any improvements thereon, or any patents relating thereto, ABMI shall give MRI the first opportunity to purchase the same at a price to be mutually agreed on, which price shall not be greater than that for which the invention, improvements, or patents are offered for sale to any other purchaser.

                                Section Sixteen
                                Exclusive Right

        ABMI shall license to MRI the exclusive right to use and manufacture the Cathlab balloon cardiovascular devices and ABMI will not directly or indirectly, through an entity owned by them, individually or collectively or otherwise, including officers, directors, shareholders, subsidies or merged or parent company of successor, compete with MRI in the use and manufacturing of Cathlab and balloon cardiovascular devices, other than as stated in Paragraphs Seven and Eight.

                               Section Seventeen
                              Patent Infringement

        In the event that a third person or entity is using the licensed inventions and it is known or reasonably known that such use is an infringement of the patents, ABMI and MRI shall take suitable action to stop such infringement. It is expressly understood and agreed that ABMI and MRI will pursue the adjudication of the infringement claim together. ABMI and MRI will initiate such action each agreeing to be responsible for one-half of the expense incurred. In the event of recovery of any damages in any such litigation, reasonable attorney's fees and costs incurred by ABMI and MRI shall be first deducted from the gross recovery and the balance shall be divided one-half to ABMI and one-

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

half to MRI.


                               Section Eighteen
                             ABMI's OEM Customers

        MRI will provide ABMI a quote to manufacture and assemble the Polamedco Nasopharyngeal Airway for which ABMI has an OEM agreement. ABMI will provide MRI with its current specifications to include bills of materials, routing, process procedures, inspection procedures, drawings, etc. MRI will submit a quote within three weeks following the receipt of the requested information and materials.


                               Section Nineteen
                                   Packaging

        AMBI's current clamshell packaging will remain the exclusive property of ABMI for its current Cathlab brand Emobectomy Catheter products. ABMI's current clamshell packaging for the Cathlab Thermodilution Catheters will be available to MRI and MRI's OEM customers, however, such packaging material shall be color tinted in order to differentiate the product from ABMI's Cathlab Thermodilution Catheters.


                                Section Twenty
                         Representations and Warranties

        A. ABMI warrants that it is the sole owner, free from the obligations of any license or encumbrance whatsoever, and no threatened or pending legal action, of all the patents or rights to patents assigned hereunder. Further, AMBI warrants it has the authority

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

to grant such licenses as is contemplated herein.

        B. ABMI is a corporation duly formed and validly existing under the laws of the State of Delaware and has the full power and authority to enter into this Agreement to carry out the transactions contemplated hereby to be carried out by it; and all persons signing this agreement and/or any documents and instruments in connection herewith on behalf of ABMI have full corporate power and authority to do so.

        C. The execution, delivery and performance by ABMI and such other instruments and documents to be executed and delivered in connection herewith by ABMI does not, and will not, result in any violation of, or conflict with or constitute a default under, any provisions of any Agreement of ABMI or any mortgage, deed of trust, indenture, lease, security agreement, or other instrument or agreement to which ABMI is a party, or any judgment, writ, decree, order, injunction, rule or governmental regulation to which it is subject.

        D. ABMI is not prohibited from consummating the transaction contemplated by this Agreement by any law, rule, regulation, instrument, agreement, order or judgment.

        E. To ABMI's knowledge, there are not, nor has ABMI received any notice of, any current violations of any laws, statutes, ordinances, regulations or other requirements of any governmental agency in connection with or related to ABMI.

        F. To ABMI's knowledge, there are not any existing, pending or anticipated litigation, or similar proceedings against or involving ABMI, including without limitation, patent infringement, or any other claims, actions, suits or other proceedings threatened or pending which would materially and/or adversely affect ABMI's right, title and/or interest in and to, or enjoyment or use of ABMI.

        F. There are no attachments, levies, executions, assignments for the benefit of creditors, receivership, conservatorship, or voluntary or involuntary proceedings in bankruptcy (or pursuant to any other debt or relief laws) contemplated by ABMI, filed by ABMI or, to ABMI's knowledge, pending or threatened in any current judicial or administrative proceedings against ABMI.


                              Section Twenty-One
                   Transferability of Rights and Obligations

        The license granted in this Agreement shall be binding on any successor to ownership or control of the licensed patents. The obligations shall run in favor of any successor of MRI. Neither Party shall have any right to assign its rights hereunder except to a subsidiary of MRI established to accomplish the terms of this Agreement or to the purchaser of substantially all its business, without the written consent of the other Party.


                              Section Twenty-Two
                             Duration of Agreement

        Unless sooner terminated as hereinafter provided, the terms of this Agreement shall continue for a period of ten (10) years or until the expiration of the last of such licensed patents, including any extensions or reissues thereof.


                             Section Twenty-Three
                           Termination of Agreement

        A. If ABMI defaults or breaches any of the provisions of this Agreement or fails to account for or pay the respective party any of the royalties due or purchase price due and

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

payable under this Agreement, the non-defaulting party may cancel this license on the giving of ninety (90) days written notice. If the defaulting party, within such ninety (90) days remedies the default or breach, the license shall continue in full force and effect in accordance with this Agreement. If this license is terminated for default or breach, the defaulting party shall not be relieved of its duties and obligations to pay all royalties accrued and/or purchase price due and payable at the effective day of the termination.

        B. If any of the claims of any of the licensed patents are adjudged or decreed to be invalid by an appellate court or by a lower court of competent jurisdiction from whose decree no appeal is seasonably taken, MRI may, at MRI's option, by giving sixty (60) days written notice thereto to ABMI, elect either to terminate this Agreement in its entirety or to continue the same in force with respect to such patents or claims as shall not have been so adjudged or decreed to be invalid.

        C. The occurrence of any of the following events shall cause a default or breach of this Agreement by ABMI: (i) the making by ABMI of any general arrangement or assignment for the benefit of creditors; (ii) ABMI's becoming a "debtor" as defined in 11 U.S.C. (S)101 or any successor statute thereto (unless, in the case of a petition filed against ABMI, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of ABMI's assets; or (iv) the attachment, execution or other judicial seizure of substantially all of ABMI's assets, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (C) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

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

                              Section Twenty-Four
                                    Closing

        MRI and ABMI shall comply with the transaction and transfers contemplated herein on or within forty-five (45) days after execution of this Agreement.

                              Section Twenty-Five
                                  Arbitration

        All disputes that may arise in connection with this Agreement and that are not settled by the Parties themselves shall be submitted to arbitration under the rules and regulations of the American Arbitration Association. All costs of arbitration shall be divided equally between the Parties, and the Parties agree to abide by the award.

                              Section Twenty-Six
                          Ordinary Course of Business

        MRI and ABMI agree that ABMI's Cathlab business will be operated from this date through the closing date in the ordinary course of business, consistent with past practices, unless otherwise agreed to by the Parties.

                             Section Twenty-Seven
                                  Cooperation

        ABMI shall provide MRI with all requested technical information relating to the licensed inventions, provided that such information is in ABMI's possession and shall aid MRI in manufacturing or developing the licensed inventions.

                             Section Twenty-Eight
                                    Notices

        Any notices or other communication required or permitted hereunder shall be deemed sufficiently given if sent by registered or certified mail, return receipt requested, and addressed as follows (the address for any Party may be changed by giving notice thereof to the other Party in accordance with this section):

                Manufacturing and Research, Inc. (MRI)
                Attn: Robert Kelliher
                2045 N. Forbes Blvd., Suite 105
                Tucson, Arizona  85745

                American BioMed, Inc. (ABMI)
                Attn: Steven B. Rash
                10077 Grogans Mill Rd., Suite 100
                The Woodlands, Texas  77380


                              Section Twenty-Nine
                                Binding Effect

        This agreement shall be binding upon and inure to the benefit of the representatives, successors and assigns of the Parties hereto.


                                Section Thirty
                                Governing Law

        This Agreement and all other matters relating to the execution of this Agreement shall be governed in all respects, including without limitation, validity, interpretation, construction and performance, by the laws of the State of Texas. The Parties consent and agree to the jurisdiction of the State of Texas.

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

                              Section Thirty-One
                               Entire Agreement

        This Agreement and the Letter of Intent dated March 3, 1999, constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and may not be amended, altered, or modified in any manner whatsoever, except by written instrument executed by both Parties hereto.

        In witness whereof, the Parties have executed this Agreement the day and year first written above.

Manufacturing and Research, Inc.            American BioMed, Inc.


/s/ Robert E. Kelliher                      /s/ Steven B. Rash
---------------------------------           -----------------------------------
By: ROBERT E. KELLIHER, President           By:  STEVEN B. RASH, President, CEO


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